                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 3 to the Registration Statement of Cox Communications, Inc. on Form S-3 of our report dated February 10, 1999 (March 18, 1999 as to Note 18), appearing in the Annual Report on Form 10-K of Cox Communications, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------

Atlanta, Georgia
August 4, 1999